As filed with the Securities and Exchange Commission on

                                January 28, 1998

                               File No. 811-07603

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 5   |X|


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.
                     ---------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (809) 949-2001

                                 Richard S. Wood
                           Standish, Ayer & Wood, Inc.
                              One Financial Center
                           Boston, Massachusetts 02109
                  --------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES

      This Amendment No. 5 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-16 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

      This Amendment relates to the Standish Equity Portfolio, Standish Small Capitalization Equity Portfolio and Standish Small Capitalization Equity Portfolio II only and does not affect the registration of any other series of the Registrant.

                                EXPLANATORY NOTE

      Throughout this Part A and Part B of Standish Equity Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Equity Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 28, 1998

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                            STANDISH EQUITY PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH EQUITY PORTFOLIO.

      The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.     GENERAL DESCRIPTION OF REGISTRANT.

      The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act.

Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Investment Objectives and Policies," "Description of Securities and Related Risks," "Investment Techniques and Related Risks" and "Information about the Master-Feeder Structure."

ITEM 5.     MANAGEMENT OF THE PORTFOLIO.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "Management" in the Prospectus.

      Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

ITEM 6.     CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Information about the Master-Feeder Structure" in the Prospectus.

      The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

      Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      As of the date of this Part A, the Fund beneficially owned approximately 100% of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

      Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.     PURCHASE OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

      An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

      The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money Market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

      Portfolio securities traded on more than one U.S. national securities exchange or on a U.S. exchange and a foreign securities exchange are valued at the last sale price from the exchange representing the principal market for such securities on the business day when such value is determined. The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at currency exchange rates determined by Investors Bank and Trust Company, the Portfolio's custodian, to be representative of fair levels at times prior to the close of trading on the NYSE. If such rates are not available, the rate of exchange will be determined in good faith under procedures established by the Trustees. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on the NYSE and may not take place on all business days that the NYSE is open and may take place on days when the NYSE is closed. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Portfolio's calculation of net asset values unless the Adviser determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

      The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

      Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940
Act) in the Portfolio.

ITEM 8.     REDEMPTION OR REPURCHASE.

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.     PENDING LEGAL PROCEEDINGS.

      Not applicable.

Dated January 28, 1998

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                            STANDISH EQUITY PORTFOLIO

                                     PART B

ITEM 10.    COVER PAGE.

      This Part B expands upon and supplements the information contained in Part A of Standish Equity Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH EQUITY PORTFOLIO.

ITEM 11.    TABLE OF CONTENTS.                               PAGE

General Information and History ............................  B-1
Investment Objective and Policies ..........................  B-1
Management of the Portfolio ................................  B-2
Control Persons and Principal Holders of Securities ........  B-3
Investment Advisory and Other Services .....................  B-3
Brokerage Allocation and Other Practices ...................  B-3
Capital Stock and Other Securities .........................  B-4
Purchase, Redemption and Pricing of Securities Being Offered  B-4
Tax Status .................................................  B-4
Underwriters ...............................................  B-7
Calculation of Performance Data ............................  B-7
Financial Statements .......................................  B-7

ITEM 12.    GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 13.    INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objective and Policies" and "Investment Restrictions."


ITEM 14.    MANAGEMENT OF THE PORTFOLIO.

      Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Clayson, Ladd, Wood, Hollis, Martin, Hanlon and Stuehr and Mdmes. Banfield, Herrmann, Kneeland, Broccoli and Walcott-Abramson who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

      Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 1997.

      The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 1997:

                                               Pension or          Total
                                               Retirement      Compensation
                                                Benefits            from
                                               Accrued as      Portfolio and
                                                Part of            Other
                                              Portfolio's         Funds in
        Name of Trustee        The Portfolio    Expenses          Complex*
        ---------------        -------------    --------          --------
  D. Barr Clayson                   $0             $0               $0
  Samuel C. Fleming               $2,538           $0             $49,375
  Benjamin M. Friedman            $2,538           $0             $49,375
  John H. Hewitt                  $2,634           $0             $54,375
  Edward H. Ladd                    $0             $0               $0
  Caleb Loring, III               $2,538           $0             $49,375
  Richard S. Wood                   $0             $0               $0

  * As of the date of this Statement of Additional Information there were 22 registered investment companies (or series thereof) in the fund complex, 7 of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1997.

ITEM 15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Fund is a separate diversified series of the Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

      Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.    INVESTMENT ADVISORY AND OTHER SERVICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

      Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

      Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.    BROKERAGE ALLOCATION AND OTHER PRACTICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocations and other practices from "Portfolio Transactions" in the SAI.

ITEM 18.    CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 19.    PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

      The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.    TAX STATUS.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

      There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

      The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S.
federal income tax purposes.

      The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interests in U.S.
real property to which these withholding taxes apply.

      If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

      The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

      A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.    UNDERWRITERS.

      Not applicable.

ITEM 22.    CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.    FINANCIAL STATEMENTS.

      Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended September 30, 1997, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

                                EXPLANATORY NOTE

      Throughout this Part A and Part B of Standish Small Capitalization Equity Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Small Capitalization Equity Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 28, 1998

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                 STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO.

      The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.     GENERAL DESCRIPTION OF REGISTRANT.

      The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                       INVESTMENT OBJECTIVE AND STRATEGIES

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Investment Objectives and Policies," "Description of Securities and Related Risks," "Investment Techniques and Related Risks" and "Information about the Master-Feeder Structure.

ITEM 5.     MANAGEMENT OF THE FUND.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "Management" in the Prospectus.

      Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

ITEM 6.     CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Information about the Master-Feeder Structure" in the Prospectus.

      The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

      Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      As of the date of this Part A, the Fund beneficially owned approximately 100% of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

      Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.     PURCHASE OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

      An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

      The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money Market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

      Portfolio securities traded on more than one U.S. national securities exchange or on a U.S. exchange and a foreign securities exchange are valued at the last sale price from the exchange representing the principal market for such securities on the business day when such value is determined. The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at currency exchange rates determined by Investors Bank and Trust Company, the Portfolio's custodian, to be representative of fair levels at times prior to the close of trading on the NYSE. If such rates are not available, the rate of exchange will be determined in good faith under procedures established by the Trustees. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on the NYSE and may not take place on all business days that the NYSE is open and may take place on days when the NYSE is closed. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Portfolio's calculation of net asset values unless the Adviser determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

      The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

      Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940
Act) in the Portfolio.

ITEM 8.     REDEMPTION OR REPURCHASE.

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.     PENDING LEGAL PROCEEDINGS.

      Not applicable.

Dated January 28, 1998


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                 STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO


                                     PART B


ITEM 10.    COVER PAGE.

      This Part B expands upon and supplements the information contained in Part A of Standish Small Capitalization Equity Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

ITEM 11.    TABLE OF CONTENTS.                               PAGE

General Information and History ............................  B-1
Investment Objective and Policies ..........................  B-1
Management of the Portfolio ................................  B-2
Control Persons and Principal Holders of Securities ........  B-3
Investment Advisory and Other Services .....................  B-3
Brokerage Allocation and Other Practices ...................  B-3
Capital Stock and Other Securities .........................  B-4
Purchase, Redemption and Pricing of Securities Being Offered  B-4
Tax Status .................................................  B-4
Underwriters ...............................................  B-7
Calculation of Performance Data ............................  B-7
Financial Statements .......................................  B-7

ITEM 12.    GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 13.    INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objective and Policies" and "Investment Restrictions."

ITEM 14.    MANAGEMENT OF THE PORTFOLIO.

      Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Clayson, Ladd, Wood, Hollis, Martin, Hanlon and Stuehr and Mdmes. Banfield, Herrmann, Kneeland, Broccoli and Walcott-Abramson who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

      Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 1997.

      The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 1997:

                                               Pension or          Total
                                               Retirement      Compensation
                                                Benefits            from
                                               Accrued as      Portfolio and
                                                Part of            Other
                                              Portfolio's         Funds in
        Name of Trustee        The Portfolio    Expenses          Complex*
        ---------------        -------------    --------          --------
  D. Barr Clayson                   $0             $0               $0
  Samuel C. Fleming               $2,819           $0             $49,375
  Benjamin M. Friedman            $2,819           $0             $49,375
  John H. Hewitt                  $3,004           $0             $54,375
  Edward H. Ladd                    $0             $0               $0
  Caleb Loring, III               $2,819           $0             $49,375
  Richard S. Wood                   $0             $0               $0

  * As of the date of this Statement of Additional Information there were 22 registered investment companies (or series thereof) in the fund complex, 7 of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1997.

ITEM 15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Small Capitalization Equity Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Small Capitalization Equity Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Financial Center, Boston, MA 02111.

      Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.    INVESTMENT ADVISORY AND OTHER SERVICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

      Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

      Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.    BROKERAGE ALLOCATION AND OTHER PRACTICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocations and other practices from "Portfolio Transactions" in the SAI.

ITEM 18.    CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 19.    PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

      The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.    TAX STATUS.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

      There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

      The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S.
federal income tax purposes.

      The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain

U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

      If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

      The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

      A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.    UNDERWRITERS.

      Not applicable.

ITEM 22.    CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.    FINANCIAL STATEMENTS.

      Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended September 30, 1996, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

                               EXPLANATORY NOTE

      Throughout this Part A and Part B of Standish Small Capitalization Equity Portfolio II (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Small Capitalization Equity Fund II (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 28, 1998

                    STANDISH, AYER & WOOD MASTER PORTFOLIO
              STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II

                                    PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

      The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.     GENERAL DESCRIPTION OF REGISTRANT.

      The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                      INVESTMENT OBJECTIVE AND POLICIES

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Investment Objectives and Policies," "Description of Securities and Related Risks," "Investment Techniques and Related Risks" and "Information about the Master-Feeder Structure."

ITEM 5.     MANAGEMENT OF THE PORTFOLIO.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "Management" in the Prospectus.

      Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

ITEM 6.     CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Information about the Master-Feeder Structure" in the Prospectus.

      The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

      Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      As of the date of this Part A, the Fund beneficially owned approximately 100% of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

      Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.     PURCHASE OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

      An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

      The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money Market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

      Portfolio securities traded on more than one U.S. national securities exchange or on a U.S. exchange and a foreign securities exchange are valued at the last sale price from the exchange representing the principal market for such securities on the business day when such value is determined. The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at currency exchange rates determined by Investors Bank and Trust Company, the Portfolio's custodian, to be representative of fair levels at times prior to the close of trading on the NYSE. If such rates are not available, the rate of exchange will be determined in good faith under procedures established by the Trustees. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on the NYSE and may not take place on all business days that the NYSE is open and may take place on days when the NYSE is closed. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Portfolio's calculation of net asset values unless the Adviser determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

      The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

      Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940
Act) in the Portfolio.

ITEM 8.     REDEMPTION OR REPURCHASE.

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.     PENDING LEGAL PROCEEDINGS.

      Not applicable.

Dated January 28, 1998

                    STANDISH, AYER & WOOD MASTER PORTFOLIO
              STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II

                                    PART B

ITEM 10.    COVER PAGE.

      This Part B expands upon and supplements the information contained in Part A of Standish Small Capitalization Equity Portfolio II (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

ITEM 11.    TABLE OF CONTENTS.                               PAGE

General Information and History ............................  B-1
Investment Objective and Policies ..........................  B-1
Management of the Portfolio ................................  B-2
Control Persons and Principal Holders of Securities ........  B-3
Investment Advisory and Other Services .....................  B-3
Brokerage Allocation and Other Practices ...................  B-3
Capital Stock and Other Securities .........................  B-4
Purchase, Redemption and Pricing of Securities Being Offered  B-4
Tax Status .................................................  B-4
Underwriters ...............................................  B-7
Calculation of Performance Data ............................  B-7
Financial Statements .......................................  B-7

ITEM 12.    GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 13.    INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objective and Policies" and "Investment Restrictions."

ITEM 14.    MANAGEMENT OF THE PORTFOLIO.

      Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Clayson, Ladd, Wood, Hollis, Martin, Hanlon and Stuehr and Mdmes. Banfield, Herrmann, Kneeland, Broccoli and Walcott-Abramson who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

      Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 1997.

      The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 1997:

                                               Pension or          Total
                                               Retirement      Compensation
                                                Benefits            from
                                               Accrued as      Portfolio and
                                                Part of            Other
                                              Portfolio's         Funds in
        Name of Trustee        The Portfolio    Expenses          Complex*
        ---------------        -------------    --------          --------
  D. Barr Clayson                   $0             $0               $0
  Samuel C. Fleming                $753            $0             $49,375
  Benjamin M. Friedman             $753            $0             $49,375
  John H. Hewitt                   $754            $0             $54,375
  Edward H. Ladd                    $0             $0               $0
  Caleb Loring, III                $753            $0             $49,375
  Richard S. Wood                   $0             $0               $0

  * As of the date of this Statement of Additional Information there were 22 registered investment companies (or series thereof) in the fund complex, 7 of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1997.


ITEM 15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Small Capitalization Equity Fund II beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Small Capitalization Equity Fund II is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Financial Center, Boston, MA 02111.

      Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.    INVESTMENT ADVISORY AND OTHER SERVICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

      Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

      Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.    BROKERAGE ALLOCATION AND OTHER PRACTICES

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.


ITEM 18.    CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 19.    PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

      The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.    TAX STATUS.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

      There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

      The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

      The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interests in U.S. real property to which these withholding taxes apply.

      If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

      The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

      A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.    UNDERWRITERS.

      Not applicable.

ITEM 22.    CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.    FINANCIAL STATEMENTS.

      Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended September 30, 1997, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

                     STANDISH, AYER & WOOD MASTER PORTFOLIO

                                     PART C

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   FINANCIAL STATEMENTS

      The financial statements of Standish Equity Portfolio, Standish Small Capitalization Equity Portfolio and Standish Small Capitalization Equity Portfolio II, each a series of Standish, Ayer & Wood Master Portfolio (the "Registrant"), are incorporated by reference from the Annual Reports to Shareholders for the years ended September 30, 1997 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on December 5, 1997; file nos. 33-8214 and 811-4813; accession numbers 0000897436-97-000277, 0000897436-97-000278 and
0000897436-97-000279).

      (b)   EXHIBITS

            1(a).  Declaration of Trust of the Registrant.*

            1(b). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.**

            1(c). Establishment and Designation of Series for Standish Diversified Income Portfolio.***

            1(d). Establishment and Designation of Series for Standish Short Term Asset Reserve Portfolio.*****

            2.     By-Laws of the Registrant.*

            5(a). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").*

            5(b). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.*

            5(c). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Small Capitalization Equity Portfolio, and Standish.*

            5(d). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").*

            5(e). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.**

            5(f). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and SIMCO.***

            5(g). Investment Advisory Agreement between the Registrant with respect to Standish Short Term Asset Reserve Portfolio and SIMCO.*****

            8(a). Master Custody Agreement between the Registrant and Investors Bank & Trust Company.*

            8(b). Amendment dated October 5, 1996 to Master Custody Agreement with respect to Standish Small Capitalization Portfolio II.**

            8(c). Form of Amendment dated June 2, 1997 to Master Custody Agreement with respect to Standish Diversified Income Portfolio.***

            8(d). Form of Amendment to Master Custody Agreement with respect to Standish Short Term Asset Reserve Portfolio.*****

            9(a). Administration Agreement between the Registrant and IBT Trust Company (Cayman) Ltd.*

            9(b). Amendment dated October 5, 1996 to the Administration Agreement with respect to Standish Small Capitalization Equity Portfolio II.**

            9(c). Form of Amendment dated June 2, 1997 to the Administration Agreement with respect to Standish Diversified Income Portfolio.*****

            11.    Consent of Independent Public Accountants.+

            17(a). Financial Data Schedule of Standish Equity Portfolio.+

            17(b). Financial Data Schedule of Standish Small Capitalization
                   Equity Portfolio.+

            17(c). Financial Data Schedule of Standish Small Capitalization
                   Equity Portfolio II.+

            19(a). Power of Attorney (Richard S. Wood).***

            19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman,
                   John H. Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson).***

            19(c). Power of Attorney (Anne P. Herrmann).***

            19(d). Power of Attorney (James E. Hollis III).***

            19(e). Power of Attorney (Paul G. Martins).*****

----------
+     Filed herewith
* Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.
** Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.
*** Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 1997 and incorporated by reference herein.
**** Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on June 2, 1997 and incorporated by reference herein.
***** Filed as an exhibit to Amendment No. 4 to the Registrant's Registration
      Statement on Form N-1A (File No. 811-07603) on December 29, 1997 and incorporated by reference herein.

ITEM 25.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

      Not applicable.

ITEM 26.    NUMBER OF HOLDERS OF SECURITIES.

             TITLE OF CLASS                     NUMBER OF RECORD HOLDERS
     Series of Beneficial Interests             (as of December 1, 1997)
     ------------------------------             ------------------------
Standish Fixed Income Portfolio                            2

Standish Equity Portfolio                                  3

Standish Small Capitalization Equity                       2
Portfolio

Standish Small Capitalization Equity                       2
Portfolio II

Standish Global Fixed Income Portfolio                     2

Standish Diversified Income Portfolio                      2

Standish Short Term Asset Reserve                          0
Portfolio

ITEM 27.    INDEMNIFICATION.

      Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

      Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the

Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.    BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Standish, Ayer & Wood, Inc. and Standish International Management Company, L.P.:

      The business and other connections of the officers and Directors of Standish, the investment adviser to all series of the Registrant, other than Standish Global Fixed Income Portfolio and Standish Diversified Income Portfolio, are listed on the Form ADV of Standish as currently on file with the Commission (File No. 801-584). The business and other connections of the officers and partners and Standish Diversified Income Portfolio of SIMCO, the investment adviser to Standish Global Fixed Income Portfolio are listed on the Form ADV of SIMCO as currently on file with the Commission (File No. 801-639338). The following sections of each such Form ADV are incorporated herein by reference:

            (a)   Items 1 and 2 of Part 2;

            (b)   Section IV, Business Background, of each Schedule D.

ITEM 29.    PRINCIPAL UNDERWRITERS.

      Not applicable.

ITEM 30.    LOCATION OF ACCOUNTS AND RECORDS.

      The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 31.    MANAGEMENT SERVICES.

      Not applicable.

ITEM 32.    UNDERTAKINGS.

      Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 23rd day of January, 1998.


                                    STANDISH, AYER & WOOD MASTER PORTFOLIO


                                    By:  /s/ Richard S. Wood
                                         ------------------------------
                                         Name:  Richard S. Wood
                                         Title:   President

                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION

11.         Consent of Independent Public Accountants.

17(a).      Financial Data Schedule of Standish Equity Portfolio.

17(b).      Financial Data Schedule of Standish Small Capitalization Equity
            Portfolio.

17(c). Financial Data Schedule of Standish Small Capitalization Equity Portfolio II.